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                                                                     EXHIBIT 5.1

                   [DONAHUE, MESEREAU & LEIDS LLP LETTERHEAD]


                                  May 23, 1997




Simulations Plus, Inc.
40015 Sierra Highway
Building B-110
Palmdale, California  93550

         Re:      Simulations Plus, Inc.
                  Registration Statement on Form SB-2
                  (Registration No. 333-6680)

Ladies and Gentlemen:

         We have examined the Registration Statement on Form SB-2 filed by you with the Securities and Exchange Commission (the "Commission") on March 25, 1997 (Registration No. 333-6680), as amended by Amendment No. 1 to Form SB-2 filed by you with the Commission on May 27, 1997 (as amended, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 1,322,500 shares (the "Shares") of Common Stock, including 172,500 shares of Common Stock to cover over-allotments (the "Option Shares"). The Shares are to be sold to the Underwriters as described in the Registration Statement for resale to the public. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

         It is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares and the Option Shares and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares and the Option Shares, when sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.


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Simulations Plus, Inc.
May 23, 1997
Page Two


         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in such Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                            Very truly yours,

                                            /s/ DONAHUE, MESEREAU & LEIDS LLP
                                            Donahue, Mesereau & Leids LLP